THE CANTON INDUSTRIAL CORPORATION

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made effective as of the 17th day of August 1995 between The Canton Industrial Corporation, a Nevada corporation (the "Corporation"), and Kevin S. Woltjen (the "Executive"), all parties' principal place of business being 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

                                   WITNESSETH

     The Executive is the Vice-President of the Corporation and possesses an intimate knowledge of the business and affairs of the Corporation. The Corporation recognizes the Executive's contribution to the growth and success of the Corporation and desires to assure to the Corporation the continued benefits of the Executive's expertise and knowledge. The Executive, in turn, desires to continue in full-time employment with the Corporation on the terms provided herein.

     Accordingly, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1.  Employment of Executive.

         1.1. Duties and Status.

                  (a) The Corporation hereby engages the Executive as the Vice-President of the Corporation and Executive employee for the period (the "Employment Period") specified in Section 4, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive for the Corporation immediately prior to the effective date of this Agreement, provided, however, that Executive shall not without his written consent be assigned duties that are materially inconsistent with his training, experience and abilities nor to an executive position which is materially inconsistent with this criteria.

                  (b) During the Employment Period, the Executive shall (i) render such services to the Corporation and its affiliates as are reasonably required by the Board of Directors of the Corporation and as may be required by virtue of the office(s) and positions Executive holds subject to the standards and criteria set forth herein, and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of the Corporation, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in subsection (a) of this
Section 1.1.

                  (c) The Executive will be required to perform the services and duties provided for in subsection (a) of this Section 1.1 only at the location where the Executive was employed immediately prior to the effective date of this Agreement or such other location of the principal executive offices of the Corporation in the current metropolitan area as the Board of Directors of the Corporation may designate, unless Executive receives additional compensation to move to another location, including payment for all expenses associated with said move and the Executive agrees in writing to such move. The Executive shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies of the Corporation in effect, which shall not be less favorable than those in effect at the date of this Agreement.

     1.2.. Compensation and General Benefits. As compensation for his services under this Agreement, the Executive shall be compensated as follows:

                  (a) From the date first appearing above until November 1, 1995, the Corporation shall pay the Executive a salary equivalent to $35,000 annually, and in addition to the monetary compensation, a quantity of shares of the Corporation's common stock equivalent to $35,000, net of any applicable exercise price payments required by the options underlying the issuance of such shares, payable quarterly at the average bid price over the 10 day period preceding the end of each month during which the Executive serves, or the closing bid price of each quarter, whichever is lower, fractional shares shall be rounded up. Such stock and bonuses shall be payable an/or issued no later than 10 days after the close of each quarter. The Executive's salary becomes effective immediately prior to the effective date of this Agreement. The stock received by the Executive shall be issued under applicable exemptions from registration, including Form S-8, or issued pursuant to Rule 144, if no registration form is available to the Corporation.

                  (b) After November 1, 1995, the compensation paid by the Corporation to the Executive shall increas to an annual salary of $42,500, and in addition to the monetary compensation, a quantity of shares of the Corporation's common stock equivalent to $27,500, net of any applicable exercise price payments required by the options underlying the issuance of such shares, payable quarterly at the average bid price over the 10 day period preceding the end of each month during which the Executive serves, or the closing bid price of each quarter, whichever is lower, fractional shares shall be rounded up. Such salary shall be subject to normal periodic review at least biannually based on the policies of the Corporation and the Executive's contributions to the enterprises. This annual salary shall be increased by $5,000 within six (6) months and every six months until the Executive has a minimum base salary level equal to the highest paid attorney in the Corporation. The cash value of the Corporation's shares the Executive shall be entitled to receive under this
Section 1.2 shall increase by the same cash value increase in the Executive's annual salary. Such stock and bonuses shall be payable an/or issued no later than 10 days after the close of each quarter. The stock received by the Executive shall be issued under applicable exemptions from registration, including Form S-8, or issued pursuant to Rule 144, if no registration form is available to the Corporation.

                  (c) The Executive shall be eligible to participate in such profit-sharing, bonus, incentive, or any other transactions in which an employee of the Corporation receives, or may receive, additional compensation, including, but not limited to, receipt of stock in other organizations (such as the 504 incentives type of compensation, etc.), and performance award programs which provide opportunities to receive compensation which are the greater of opportunities (i) then provided by the Corporation to Executives, and to other employees with reasonably comparable authority and duties (and in any event not lesser than those provided to executives or regular employees with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement.

                  (d) The Executive shall be entitled to receive employee benefits, including, without limitation, pension, profit sharing, disability, group life, sickness, accident and health insurance programs and split-dollar life insurance programs, and prerequisites provided by the Corporation to Executives which are the greater of the employee benefits and prerequisites (i) then provided by the Corporation to Executives with comparable authority or duties (and in any event not lesser than those provided to executives with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement, all in accordance with the Corporation's Employee Manual. Additionally, the Executive's personal health insurance shall be paid in full be the Corporation and the Executive shall be entitled to additional paid vacation time in the amount of fifteen (15) business days during the term of this Agreement.

         2. Competition; Confidential Information. The Executive and the Corporation recognize that due to the nature of his prior association with the
Corporation and of his engagements hereunder, and the relationship of the Executive to the Corporation, both in the past and in the future hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective products, systems, customers, agents, processes, and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it to or its use by others, could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Executive's duties will be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his/her relationship with the Corporation is terminated. The Executive accordingly agrees as follows:

         2.1. Non-Competition.

                  (a) Unless the Corporation terminates the Executive's employment, during the Employment Period and for a period of two years thereafter the Executive will not, directly or indirectly, either individually or as owner partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or their affiliates, engage in any activity competitive with the business of the Corporation or its affiliates, nor will he, in competition with the Corporation or its affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any new business relationships with any person, firm or corporation which is, at the time this Agreement is entered into, or during his time in office, a customer or employee of the Corporation or one of its affiliates.

                  (b) Executive may accept employment or any position in subjective 2.1 (a), if two times Executive's salary is paid to the Corporation prior to the Executive accepting any such positions as discussed in 2.1

                  (c) Nothing in this Section 2 shall be construed to prevent the Executive from owning, as an investment, not more than 15% of a class of equity securities issued by any competitor of the Corporation or its affiliates and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

                  (d) Nothing in this Agreement shall be construed to prevent the Executive from engaging in the practice of any type of law.

         2.2. Trade Secrets. The Executive will keep confidential any trade secrets or confidential or proprietary information of the Corporation and its affiliates, which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation, and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Corporation or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice.

         3. Corporation's Remedies for Breach. It is recognized that damages in the event of breach of paragraph 2 by the Executive would be difficult, if not impossible, to ascertain, and it is, therefore, agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief, with the sole exception of the ability of the Executive to practice law. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

         3.1. Payment for Termination. Should the Corporation terminate the Executive's employment during the term of this agreement without sufficient cause as defined herein, the Executive shall be entitled to 30 (thirty) days of full compensation due to him under his contract with the Corporation, including issuance of such stock in The Canton Industrial Corporation along with the appropriate percentages of any transactions closed by the Corporation to which the Executive would otherwise have been eligible to receive through continued employment, all of which together constitute "compensation" for the purposes of this paragraph. Said compensation shall be delivered on the day of termination, of which salary must be paid in cash while all other compensation may be paid in cash or free-trading stock at the Corporation's option.

         4.  Employment Period; Certain Rights.

         4.1 Duration. The Employment Period shall commence on the date of this Agreement for one year. The Employment Period may be renewed from year to year by agreement executed in writing prior to each such anniversary.

     4.2. Termination. This Agreement may be terminated at will by either party. Executive shall give two weeks notice. The Corporation shall be subject to section 3.1 in the event the Executive is terminated without sufficient cause and no severance shall be remitted for termination with cause.

         (a)   Disability/Retirement.   If,  as  a  result  of  the  Executive's
         incapacity due to physical or mental illness or infirmity, the Executive shall have been absent from the full-time performance of his employment duties with the Corporation for forty-five (45) consecutive days. The Corporation reserves the right to terminate employment with fifteen (15) days notice.

         (b) Cause. Termination by the Corporation of the Executive's employment for "cause" shall mean termination upon failure by the Executive to perform substantially all of his duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness or infirmity, or any such actual or anticipated failure after issuance of a Notice of Termination within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the Executive has not substantially performed his duties.

         5. Indemnity. The Corporation agrees to indemnify and hold harmless the Executive from and against any and all losses, claims, damages, expenses, liabilities, or actions to which the Executive may become subject, and will provide a legal defense at no cost to the Executive, or should a conflict arise between a defense available to the Corporation and another Defendant and the Executive, the Corporation shall reimburse the Executive for any legal or other expenses reasonably incurred by him in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, including any and all costs, fees, attorneys fees, or judgments entered against him, and agree to defend said Executive from all causes of action which may be initiated, whether or not he is still employed by the Corporation, against the Executive as a result of his position with the Corporation, and or the performance of his duties with the Corporation or any of its' affiliates, subsidiaries, or clients in any way, including, but not limited to, all outstanding withholding taxes, state taxes, unpaid corporate obligations, litigation, administrative investigations, existing or future claims of any nature.

         6.  Successors; Binding Agreement.

         (a) The Corporation will require any successor whether direct or indirect, by purchase, merger consolidation or otherwise; to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         (b) This Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and the Executive and his respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement in accordance with the most recent beneficiary designation which the Executive may have executed and delivered to the Corporation after the date of this Agreement, and in the absence of any such designation, the payments shall be made to his estate.

         (c) If the Executive's employment is continued with a successor (whether directly or indirectly) to all or substantially all of the business and assets of the Corporation and such successor assumes the obligations of the Corporation under this Agreement, the Executive will not be entitled to any severance benefits under this Agreement solely by reason of the assumption of this Agreement and the termination of his employment with the Corporation in connection with such succession.

         7. Enforcement of Agreement. The Corporation will not at any time contest the validity or enforceability of this Agreement.

         8. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (except that all notices to the Corporation shall be directed to the attention of its President) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that any notice of change in address shall be effective only upon receipt.

         9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and an authorized officer of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Utah. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law.

         10. Prior Agreements. This Agreement contains the entire understanding between the parties hereto with respect to the terms and conditions of the Executive's employment and severance benefits and supersedes any prior agreement between the Corporation (or any predecessor of the Corporation) and the Executive with respect to the subject matter hereof. If there is any discrepancy or conflict between this Agreement and any plan, policy or program of the Corporation regarding any term or condition of severance benefits, the language of this Agreement shall govern.

         11. Validity. This invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         13. Binding Agreement. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Executive, his heirs, personal and legal representatives, guardians and permitted assigns. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor or assignee of the Corporation.

         14. Entire Agreement. This Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first above written.

ATTEST:                              The Canton Industrial Corporation

                                     By:     /s/ Richard D. Surber
                                     Richard D. Surber, Chief Executive Officer


WITNESS:                             Executive:   /s/ Kevin S. Woltjen
                                     Kevin S. Woltjen